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                                                                  Exhibit 10(c)

                              QUIXOTE CORPORATION
                1993 LONG-TERM STOCK OWNERSHIP INCENTIVE PLAN
                           As Amended August 16, 2000

         THE PLAN. Quixote Corporation, a Delaware corporation (the "Company"), hereby amends and restates the substantive provisions of the Quixote Corporation 1991 Incentive Stock Option Plan (the "1991 Plan"), to establish the Quixote Corporation 1993 Long-Term Stock Ownership Incentive Plan as set forth herein and as may from time to time be amended (the "Plan"), in order to add provisions which will provide the Company with the ability to provide its senior executives with stock-based retirement benefits linked to increases in the value of the Company's Stock. The Plan is effective as of June 30, 1993 subject to the approval by a majority of the stockholders at the first annual meeting of stockholders held after the Effective Date. Until such time as stockholder approval of the Plan is obtained, the 1991 Plan will continue to exist and operate independently of the Plan. Options granted and outstanding under the 1991 Plan following stockholder approval of the Plan shall be governed by the provisions of the Plan. Nothing in this Plan is intended to, or shall be deemed to, modify, amend or alter any of the rights and benefits of holders of options granted under the 1991 Plan or provide any additional benefits to such holders.

1.       PURPOSE

         The purposes of the Plan are to encourage selected employees of the Company and its Subsidiaries who are capable of having an impact on the performance of the Company to acquire a long-term proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity (thus enhancing the value of the Company for the benefit of its stockholders), and to enhance the ability of the Company and its Subsidiaries to attract and retain qualified individuals upon whom the sustained progress, growth, and profitability of the Company depend. It is further intended that options issued pursuant to this Plan shall constitute "incentive stock options" within the meaning of Sec. 422A of the Internal Revenue Code (such options are referred to herein as "Incentive Stock Options"). In the event that stock options granted pursuant to this Plan do not satisfy the requirements specified under Internal Revenue Code Sec. 422A, such options shall be "nonqualified stock options."

2.       DEFINITIONS

         As used in the Plan, terms defined immediately after their use shall have the respective meanings provided by such definitions and the terms set forth below shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

(a) "Affiliate" is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Company.

(b) "Award" means options, Retirement Stock Awards or Retirement Cash Awards granted under the Plan.

(c)      "Award Agreement" has the meaning specified in Section 4(b)(v).

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(d)      "Board" means the Board of Directors of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as amended. References to a particular section of the Code shall include references to successor provisions.

(f)      "Committee" means the committee of the Board appointed pursuant to
Section 4.

(g)      "Company" has the meaning set forth in the introductory paragraph.

(h) "Current Market Price" of the Stock means at any date the last reported sales price determined in the regular way or, in case no such reported sales takes place on such day, the average of the last reported bid and asked prices determined in the regular way, in either case on the principal national securities exchange on which the Stock is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as reported by NASDAQ or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board.

(i) "Disability" means, as relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of
Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.

(j) "Effective Date" means June 30, 1993; provided that the Plan and any Retirement Awards granted prior to the 1993 annual meeting of the Company's stockholders are subject to approval of the Plan by the stockholders at such annual meeting.

(k) "Grant Date" means the date on which the Committee grants the Award or such later date as specified in advance by the Committee; provided however, that references to the Grant Date of an option under this Plan shall, with respect to options granted under the 1991 Plan prior to stockholder approval of the Plan, refer to the date of grant of such option under the 1991 Plan.

(l)      "Grantee" means an individual who has been granted an Award.

(m) "Including" or "includes" means "including, without limitation," or "includes, without limitation."

(n) "1934 Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the 1934 Act shall include references to successor provisions.

(o) "Option Price" means the per share purchase price of Stock subject to an option.

(p)      "Plan" has the meaning set forth in the introductory paragraph.


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(q)      "Retirement" means a termination of employment with the Company and its
Subsidiaries any time after attaining age 60.

(r)      "SEC" means the Securities and Exchange Commission.

(s) "Section 16 Grantee" means a person subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company.

(t)      "Stock" means the common stock of the Company, $0.01-2/3 par value.

(u) "Subsidiary" means (i) with respect to Incentive Stock Options, a corporation as defined in Section 424(f) of the Code with the Company being treated as the employer corporation for purposes of this definition, and (ii) for all other purposes any entity in which the Company directly or through intervening subsidiaries owns at least a majority interest of the total combined voting power or value of all classes of stock or, in the case of an unincorporated entity, at least a majority in the capital and profits.

(v) "10% Owner" means a person who owns stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company.

3.   SCOPE OF THE PLAN

(a) An aggregate of One Million Eight Hundred and Ninety-Five Thousand (1,895,000) shares of Stock are hereby made available and reserved for delivery on account of Awards and the exercise of Awards, with One Million Five Hundred and Forty-Five Thousand (1,545,000) shares of Stock being made available and reserved for delivery on account of options and Three Hundred Fifty Thousand (350,000) shares of stock being made available and reserved for delivery on account of Retirement Stock Awards. The limitations established by the preceding sentences shall be subject to adjustment as provided in Section 18 of the Plan.

         Such shares may be treasury shares, newly issued shares, or shares purchased on the open market (including private purchases) in accordance with applicable securities laws, or any combination of the foregoing, as may be determined from time to time by the Board or the Committee.

         (b) To the extent an Award shall expire or terminate for any reason without having been exercised in full (including a cancellation and re-grant of an option), or shall be forfeited, without, in either case, the Grantee having enjoyed any of the benefits of Stock ownership (other than voting rights or dividends that are also forfeited), the shares of Stock (including Retirement Stock) associated with such Award shall become available for other Awards.

(c)      For purposes of this Section 3,

(i) The aggregate number of shares covered by a Retirement Award Agreement shall be counted on the Grant Date of such Award (without respect to the timing of the Company's obligation to issue and deliver such shares) against


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the aggregate number of shares of Stock available for granting Retirement Stock
Awards under the Plan; and

(ii) the shares of Stock underlying outstanding options (without respect to any vesting schedule) shall be counted while the Award is outstanding against the aggregate number of shares of Stock available for granting Awards under the Plan; and

(iii) in the event of a stock-for-stock exercise of an option, the gross number of shares of Stock subject to the option exercised, not the net number of shares actually issued upon exercise shall be counted against the aggregate number of shares of Stock available for granting Awards under the Plan.

         4.       ADMINISTRATION

                  (a) Subject to Section 4(b), the Plan shall be administered by a committee ("Committee") which shall consist of not less than three persons who are Directors of the Company and who are not employees of the Company. Membership on the Committee shall be subject to such other limitations as the Board deems appropriate to permit transactions in Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder. Unless the Board adopts a resolution naming other individuals to serve on the Committee, the Committee shall consist of all Directors of the Company who are not employees of the Company. The Board may from time to time remove members from, or add members to the Committee. Vacancies on the Committee, however caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present, or acts approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. No member of the Committee shall be eligible to receive any grant of any Awards under this Plan.

                  (b) The Committee, unless otherwise determined by the Board, shall have full and final authority, in its discretion, but subject to the express provisions of the Plan, as follows:

                           (i)      to grant Awards;

                           (ii)     to determine (A) when Awards may be granted,
and (B) whether or not specific Awards shall be identified with other specific Awards, and if so, whether they shall be exercisable cumulatively with or alternatively to such other specific Awards;

                           (iii)    to interpret the Plan and to make all
determinations necessary or advisable for the administration of the Plan;

                           (iv)     to prescribe, amend, and rescind rules and
regulations relating to the Plan, including rules with respect to the exercisability and non-forfeitability of Awards upon the termination of employment of a Grantee;

                           (v)      to determine the terms and provisions and
any restrictions or conditions (including specifying such performance criteria as the Committee deems appropriate, and imposing restrictions with respect to Stock acquired upon exercise of an option or Retirement Award, which


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restrictions may continue beyond the Grantee's termination of employment) of the written agreements by which all Awards shall be evidenced ("Award Agreements") which need not be identical and, with the consent of the Grantee where required by contract law, to modify any such Award Agreement at any time;

                           (vi)     to impose, incidental to an Award,
conditions with respect to competitive employment or other activities, to the extent such conditions do not conflict with the Plan;

                           (vii)    to accelerate the exercisability of, and to
accelerate or waive any or all of the restrictions and conditions applicable to any Award or any group of Awards;

                           (viii)   subject to Section 6(c), to extend the time
during which any Award or group of Awards may be exercised;

                           (ix)     to make such adjustments or modifications to
Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan which are not in conflict with the Plan; and

                           (x)      to impose such additional conditions,
restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Awards, and limiting the percentage of Awards which may from time to time be exercised by a Grantee.

         The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

                  (c) The Board may, in its discretion, reserve to itself or delegate to another committee of the Board, any or all of the authority and responsibility of the Committee with respect to Awards to Grantees who are not
Section 16 Grantees at the time any such delegated authority or responsibility is exercised. Such other committee may consist of two or more Directors who may, but need not be, officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board has reserved to itself or delegated to such other committee the authority and responsibility of the Committee, all references to the Committee in the Plan shall be to the Board or such other committee.

         5.       ELIGIBILITY

         Awards may be granted to any key employee (including any officer) of the Company or any of its Subsidiaries; provided, however, that Retirement Awards may be granted only to executive officers of the Company or its Subsidiaries who have completed 10 years of continuous service for the Company or its Subsidiaries; provided further that the Committee may, under appropriate circumstances and in its discretion, waive the requirement of ten years continuous service for a particular executive officer. In selecting the individuals to whom Awards may be granted, as well as in determining the number of shares of Stock subject to, and the other terms and conditions


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applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.

         6.       TERMS AND CONDITIONS OF OPTION GRANTS

         Stock options granted by the Committee pursuant to the Plan shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

                  (a) Each option shall state the number of shares to which it pertains.

                  (b) The Option Price of any option shall not be less than 100% of the Current Market Price of the Stock on the business day immediately preceding the Grant Date.

                  (c) Any option granted under this Plan may be considered a Incentive Stock Option to the extent that it:

                           (i)      shall only be granted to individuals who are
employed by the Company or any of its Subsidiaries on the Grant Date;

                           (ii)     shall not be granted to a 10% Owner unless
the Option Price is at least 110% of the Current Market Price of the Stock subject to such option on the Grant Date and shall be exercisable for a period of not more than five (5) years from the Grant Date;

                           (iii)    except as provided in (ii) above, shall be
exercisable for a period of not more than 10 years from the Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

                           (iv)     shall not have an aggregate fair market
value (determined for each Incentive Stock Option at its Grant Date) of Stock with respect to which Incentive Stock Options are exercisable for the first time by such Grantee during any calendar year (under the Plan and any other employee stock option plan of the Grantee's employer or any parent or Subsidiary thereof determined in accordance with the provisions of Section 422 of the Code), which exceeds $100,000; and

                           (v)      shall require the Grantee to notify the
Company of any disposition of any Stock issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

         Subject to the foregoing, the Committee shall have full authority and discretion in fixing the Option Price and the terms and conditions of the option Awards and shall be fully protected in doing so.

                  (d) All options shall be granted on or before August 19, 2001.

                  (e) Options shall not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised during


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the Grantee's lifetime only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his/her option after the Grantee's death.

                  (f) Subject to Section 4(b)(vii) and such terms and conditions as the Committee may impose, each option shall be exercisable in one or more installments. Each option shall be exercised by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the option. The Option Price of any shares of Stock as to which an option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following:

                           (i)      United States dollars in cash or by check;

                           (ii)     Stock held by the Grantee for at least 6
months prior to exercise of the option, valued at its Current Market Price on the date of written notice of optionee's election to exercise the option; or

                           (iii)    with the approval of the Committee, shares
of Retirement Stock held by the Grantee for at least 6 months prior to exercise of the option, valued at the Current Market Price of a share of Stock on the date of exercise.

                  (g) Except as expressly provided in this Plan or the Award Agreement, no option may be exercised prior to twelve months from its Grant Date. Subject to the right of cumulation provided in the next sentence of this Section 6(g), each option shall be exercisable to the extent provided for in the Award Agreement as determined by the Committee in its discretion. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, in any subsequent period, prior to the expiration of the term described in the Award Agreement, provided that no option may be exercised more than ten years from its Grant Date. Notwithstanding the preceding sentence, in the event that the optionee is a 10% Owner (determined on the Grant Date) of the Company, no option intended to qualify as an Incentive Stock Option may be exercised more than five years from the date it is granted. During the lifetime of the optionee, the option shall be exercisable only by him and shall not be assignable or transferable by him and no other person shall acquire any rights therein.

                  (h) In the event that an optionee shall cease to be employed by the Company for any reason other than his death, Disability, or Retirement, subject to the condition that no option shall be exercisable after the expiration of ten years from its Grant Date (five years for an option which is intended to qualify as an Incentive Stock Option that is granted to a 10% Owner on the Grant Date), such optionee may, at the discretion of the Committee, be granted the right to exercise the option at any time within thirty (30) days after such termination of employment to the extent his right to exercise such option had not expired pursuant to Section 6(g) of this Plan, had vested and had not previously been exercised; provided, however, that if the employment of the optionee is terminated by the Company or any of its Subsidiaries for cause, fraud, breach of fiduciary duty, or other dishonesty, the optionee's rights to exercise the option otherwise provided herein shall expire on the last day of his employment. Whether authorized leave of absence


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or absence for military or governmental service, or any other reason, shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination shall be final and conclusive.

                  (i) (i) In the event an optionee terminates his employment with the Company or any Subsidiary because of a Disability, the Disabled optionee or a lawfully appointed custodian thereof may exercise an option granted pursuant to this Plan for a period of twelve months from the date of termination of employment to the extent his right to exercise such option had not expired pursuant to Section 6(g) of this Plan and had not previously been exercised at the date of such termination.

                           (ii)     If the employment of an optionee with the
Company or any Subsidiary is terminated by reason of the optionee's Retirement and the optionee has been in the employ of either the Company or a Subsidiary continuously from the date such option was granted until such Retirement (except for leaves of absence approved in writing by the President of the Company or the President of the Subsidiary for which the optionee works), the entire unexercised portion of such option may be exercised by the optionee at any time or times in whole or in part during the three-month period after such retirement to the extent that such three-month period is included in the remainder of such option's term.

                  (j) If the optionee shall die while in the employ of the Company or any Subsidiary and shall not have fully exercised the option, the unexercised portion of an option may be exercised at any time within one year after the optionee's death by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance, subject to the condition that no option shall be exercisable after the expiration of ten years from its Grant Date (five years for an optionee under an Incentive Stock Option who is a 10% Owner on the Grant Date).

                  No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

         7.       TERMS AND CONDITIONS OF RETIREMENT AWARDS

         Grants of Stock and cash Awards intended to fund retirement benefits for senior executives (the "Retirement Stock Awards" and "Retirement Cash Awards" (each more fully described below), respectively, and collectively the "Retirement Awards") pursuant to the Plan shall be authorized by the Committee and shall be evidenced by agreements in such form as the Committee shall from time to time approve (each a "Retirement Award Agreement"), which agreements shall comply with and be subject to the following terms and conditions:

                  (a) The Committee may grant Retirement Awards to any individual eligible under Section 5 to receive such Retirement Awards.

                  (b) The Committee shall, in its discretion, determine the amount, if any, that a Grantee shall pay for shares of Retirement Stock. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. If any such cash consideration is required, payment shall be made in full by the Grantee before


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the delivery of the shares and in any event no later than 10 days after the
Grant Date for such shares. In the discretion of the Committee and to the extent permitted by law, payment may also be made in accordance with Section 11.

                  (c) Each Retirement Award Agreement shall state the number of shares of Stock and the amount of cash to which it pertains.

                  (d) The Retirement Award Agreement shall provide for an aggregate Award of Retirement Stock which the Company will agree to issue and deliver to the Grantee. Such Retirement Stock Award will be issued and delivered to the Grantee in equal annual installments commencing with the Grant Date and continuing over a period of years to be determined by the Committee and set forth in the Retirement Award Agreement, subject to the requirement that the Grantee be employed by the Company or any Subsidiary on the last day of the fiscal year in which Retirement Stock is issued and delivered; provided however, the Retirement Award Agreement may include a provision which excepts from this requirement the Grantee's death, disability or other involuntary termination of employment (excluding for cause) which occurs during the same fiscal year. Unless otherwise provided in the Agreement, the Retirement Award Agreement will have an initial term of five (5) years. In its discretion, the Committee may provide that the term of a Retirement Award Agreement be automatically extended for additional one-year periods until the Company gives the Grantee notice of its intention not to extend the Agreement at the end of its then-current term.

                  (e) The Grantee may not sell, transfer, pledge, hypothecate, or otherwise transfer any shares of Retirement Stock he or she receives under the Plan during any period in which he or she is employed by the Company or any Subsidiary; provided, however, that following the earlier of (i) termination of the employment of the Grantee with the Company or any Subsidiary or (ii) the Grantee's attainment of normal retirement age (whether or not Grantee actually retires), all such restrictions with respect to Retirement Stock which has been issued and delivered to such Grantee prior to such time shall terminate. Notwithstanding the above, no Grantee may sell, transfer, pledge, hypothecate any shares of Retirement Stock he or she receives during the six months immediately following the later of Grant Date or the date the Plan is approved by the Company's stockholders unless the Grantee dies before the expiration of the six month period. Each share of Retirement Stock subject to such restrictions shall bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan and the Retirement Award Agreement. When all applicable restrictions have ended, the Company shall cause certificates for such shares to be issued or reissued without such legend.

                  (f) In connection with any Retirement Stock Award, the Committee may grant cash bonus awards ("Retirement Cash Awards") to Grantees solely in order to, and in an amount it determines will, cover the federal and state income tax liability, and any other tax liability, to the Grantee, created by, or arising in connection with, the receipt of the Retirement Award by the Grantee. The Retirement Award Agreement shall provide that Retirement Cash Awards will be calculated annually at the time of the issuance of an annual installment of Retirement Stock to which the Retirement Cash Award relates by using the same maximum marginal federal and state income tax percentage which was used in the prior year and the Current Market Price of the Retirement


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Stock being issued in such year on the date of such issuance (unless the
Committee approves an adjustment to that formula).

                  (g) The Retirement Award shall be issued and delivered to the Grantee in accordance with the terms set forth in the Retirement Award Agreement; provided, however, that the Company shall have no obligation to issue or deliver any Retirement Award under a Retirement Award Agreement to any Grantee following (i) the termination of his employment with the Company or its Subsidiaries or (ii) any breach of the Grantee's obligations under the Retirement Award Agreement.

                  (h) Any other provision of the Plan or the Retirement Award Agreement to the contrary notwithstanding, the Committee may at any time remove or limit any restrictions, if it determines that conditions, including but not limited to, changes in the economy, changes in competitive conditions, changes in laws or government regulations, changes in generally accepted accounting principles, changes in the Company's accounting policies, acquisitions or dispositions, or the occurrence of other unusual, unforseen, or extraordinary events, so warrant.

                  (i) Notwithstanding the fact that the Company delivers notice of its intention not to extend the term of a Retirement Award Agreement at the end of its then current term (if such Agreement provides for such a notice), the Company shall remain obligated to issue and deliver all scheduled annual Retirement Awards in accordance with the Retirement Award Agreement.

         8.       NOTIFICATION UNDER CODE SECTION 83(b)

         The Committee may, on the Grant Date or any later date, prohibit a Grantee from making the election described in this Section 8. If the Committee has not prohibited such Grantee from making such election, and the Grantee, in connection with the exercise of any option or the grant of Retirement Stock, makes the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

         9.       MANDATORY WITHHOLDING OF TAXES

                  (a) Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or any other event occurs which subjects the Grantee to income taxes with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery of the Award (i) that the Grantee remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.

                  (b) If any disqualifying disposition described in Section 6(c)(v) is made with respect to shares of Stock acquired by exercising an Incentive Stock Option granted pursuant to the Plan or any election described


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in Section 8 is made, then the person making such disqualifying disposition or election shall remit to the Company an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Company shall have the right to withhold such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan.

         10.      LOANS

         With the approval of the Committee, the Grantee may borrow from the Company all or any portion of the funds needed to pay the Option Price or to pay for Retirement Stock on such terms and conditions as the Committee deems appropriate, provided that (i) the interest rate for any such loan by the Company shall not be less than the "applicable federal rate" (as defined by Code
Section 1274(d)(1)(A)) in effect on the date of such loan or any other rate as necessary to avoid the imputation of interest under the Code or other applicable law, (ii) proceeds of the loan are used solely to pay either the exercise price of an option or to pay for Retirement Stock granted pursuant to this Plan, and
(iii) the Grantee executes a promissory note and such other documents as the Committee deems appropriate to evidence the Grantee's indebtedness to the Company, and pledges the Stock received in exchange for such borrowed funds as Collateral for such loan.

         11.      SECURITIES LAW MATTERS

                  (a) If the Committee deems it necessary to comply with the Securities Act of 1933, Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock.

                  (b) If, based upon the opinion of counsel for the Company, the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, then the Committee may postpone any such exercise, non-forfeitability or delivery, as the case may be, but the Company shall use its best efforts to cause such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

                  (c) With respect to Section 16 Grantees, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

         12.      FUNDING; RESERVES

         Cash benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, cash benefits under the Plan. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other person. To the extent


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

that any person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of an unsecured general creditor of the Company or any Subsidiary. The Board shall cause the Company to reserve shares of Stock from its authorized but unissued shares for the purpose of making available shares of Stock to fund the Awards.

         13.      NO EMPLOYMENT RIGHTS

         Neither the establishment of the Plan, nor the granting of any Award nor the execution of an Award Agreement shall be construed to (a) give any Grantee the right to remain employed by the Company or any of its Subsidiaries or to any benefits not specifically provided by the Plan or an Award Agreement, or (b) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate any of its employee benefit plans. Further, the Company or Subsidiary may at any time dismiss a Grantee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

         14.      RIGHTS AS A STOCKHOLDER

         A Grantee shall not, by reason of any Award have any right as a stockholder of the Company with respect to the shares of Stock which may be deliverable in the future upon exercise of such Award, or otherwise as provided in an Award Agreement, until Stock has been actually issued and delivered to the Grantee. Shares of Retirement Stock issued and delivered to a Grantee in accordance with the Retirement Award Agreement shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or the specific Retirement Award Agreement.

         15.      NATURE OF PAYMENTS

         Any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (a) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries or (b) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

         16.      NON-UNIFORM DETERMINATIONS

         Determinations made by the Committee or the Board under the Plan do not need to be uniform and may be made by the Committee or the Board selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements, as to (a) the identity of the Grantees, (b) the terms and provisions of Awards, and (c) the treatment under Section 13 of terminations of employment. Notwithstanding the foregoing, the Committee's interpretation of Plan provisions shall be uniform as to similarly situated Grantees.


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

         17.      ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

                  (a) Subject to any required action by the Stockholders, the Committee shall make such adjustment, as it shall deem equitable, to any or all of:

                           (i)      the aggregate numbers of shares of Stock
available under Sections 3(a) and 3(b);

                           (ii)     the number of shares of Stock subject to an
option or shares of Retirement Stock covered by an Award;

                           (iii)    the Option Price;

                           (iv)     the Retirement Cash Award;

                           (v)      any other terms or provisions of any
outstanding grants of options or Retirement Awards:

to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, separation, asset spin-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company, or, if deemed appropriate, the Committee may make provisions for a cash payment to the holder of an outstanding Award; provided, however, if the Company shall be the surviving corporation in any merger or consolidation, each outstanding option or Award Agreement shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option or Award Agreement would have been entitled; and provided further, upon a dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, or a change in control of the Company, as defined in subsection (b) below, each optionee shall have the right to exercise his option in whole or in part notwithstanding the provisions of Section 6(g) above: (i) immediately prior to such dissolution or liquidation or merger or consolidation in which the Company is not the surviving corporation, and thereafter; or (ii) after such change of control. However, with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that the authority to make such adjustments would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and the number of shares subject to any Award denominated in shares of Stock shall always be a whole number.

                  (b) "Change of control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 ("Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if: (i) any person (as that term is defined in Section 13(d) and Section 14(d) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 20 percent, or more of the combined voting power of the Company's then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute all members of the Board who are not employed by the Company (the "Outside Directors") shall cease for any reason to constitute at least a majority of the Outside Directors, unless the election of each Outside Director, who was not an Outside Director at the beginning of such period, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or, (iii) there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or, (iv) the stockholders of the Company approve a plan or proposal for the liquidation or dissolution of the Company.

                  (c) In the event of a change in the Stock of the Company as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

                  (d)      Except as hereinbefore expressly provided in this
Section 18, the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any change of control, dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue of the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to Awards.

         The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

         18.      AMENDMENT OF THE PLAN

         Upon recommendation of the Committee, the Board of Directors of the Company may insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options or Award Agreements, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders, no such revision or amendment shall: change the number of shares subject to the Plan; change the designation of the class of employees eligible to receive Awards; decrease the price at which Options may be granted; remove the administration of the Plan from the Committee other than as expressly provided by the Plan; extend the period during which Awards may be granted; or render any member of the Committee eligible to receive an Awards under the Plan while serving thereon. Furthermore, the Plan may not without the approval of the stockholders be amended in any manner that will cause Options issued under it to fail to qualify as Incentive Stock Options.

         Except as provided in this Section 19, the Board shall, from time to time, revise, modify, or amend the Plan, in part or in total, without approval of the stockholders, as may be necessary to satisfy the requirements of the Code and any amendments or revisions thereof, such that certain stock options which are granted under the Plan may qualify as Incentive Stock Options, and to satisfy all other applicable laws and regulations.

         19.      TERMINATION OF THE PLAN

         The Plan shall terminate on the tenth (10th) anniversary of the Effective Date or at such earlier time as the Board may determine. Any termination, whether in whole or in part, shall not affect any Award then outstanding under the Plan.

         20.      OTHER COMPENSATION PLANS

         Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

         21.      NO ILLEGAL TRANSACTIONS

         The Plan and all Awards granted pursuant to it are subject to all laws and regulations of any governmental authority which may be applicable thereto; and notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise Awards or receive the benefits thereof and the Company shall not be obligated to deliver any Stock or pay any benefits to a Grantee if such exercise, delivery, receipt or payment of benefits would constitute a violation by the Grantee or the Company of any provision of any such law or regulation.

         22.      CONTROLLING LAW

         The law of the State of Illinois, except its law with respect to choice of law and except as to matters relating to corporate law (in which case the corporate law of the State of Delaware shall control), shall be controlling in all matters relating to the Plan.

         23.      TAX LITIGATION

         The Company shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue that is related to the Plan and that the Company believes to be important to Grantees and to conduct any such contest or any litigation arising therefrom to a final decision.

         24.      SEVERABILITY

         If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner in which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

         25.      INDEMNIFICATION

         Each person who is or at any time serves as a member of the Board or the Committee shall be indemnified and held harmless by the Company against and from: (i) any loss, cost, liability or expense, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification provision shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the By-Laws of the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

         26.      RELIANCE ON REPORTS

         Each member of the Board and the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of, or counsel for, the Company and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any failure to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if done in good faith.

         27.      EXPENSES

         The Company shall bear all expenses of administering the Plan.

         28.      TITLES AND HEADINGS

         The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         29.      APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Stock pursuant to any Awards will be used for general corporate purposes.

Date Plan was adopted by Board of Directors:  June 30, 1993

Date Plan was approved by Stockholders:   November 16, 1993

Date Plan was amended by Board of Directors:  June 25, 1997

Date Plan was amended by Board of Directors:  August 28, 1997

Date amended Plan was approved by Stockholders: November 19, 1997

Date Plan was amended by Board of Directors: August 21, 1998

Date amended Plan was approved by stockholders:  November 18, 1998

Date Plan was amended by Board of Directors:  September 10, 1999

Date amended Plan was approved by stockholders: November 23, 1999.

Date Plan was amended by Board of Directors:  August 16, 2000

Date amended Plan was approved by stockholders: